UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 522-5141

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Merger Agreement

On May 28, 2013, Service Corporation International, a Texas corporation (“SCI”), Rio Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SCI, (“Merger Sub”), and Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of SCI.

At the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock and each share of Class B Common Stock of the Company (together, the “Common Stock”) issued and outstanding immediately prior to the Effective Time will be canceled and converted automatically into the right to receive (i) $13.25 in cash, without interest, plus (ii) if the closing date of the Merger (the “Closing Date”) occurs after December 30, 2013 (the “Outside Date”), an additional amount in cash equal to (i) $0.002178 multiplied by (ii) the number of days elapsed during the period beginning on the calendar day following the Outside Date and ending on and including the Closing Date, without interest.  Such additional consideration is subject to tolling under certain circumstances specified in the Merger Agreement.

The Company, SCI and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company:

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to conduct its businesses, and those of its subsidiaries, in the ordinary course of business, and in a manner consistent in all material respects with past practice, during the period between the execution of the Merger Agreement and consummation of the Merger;

•	to maintain its significant business relationships and use reasonable best efforts to maintain its material properties and assets in good repair and condition during such period;

•	to not engage in certain kinds of transactions during such period;

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to take no action that would in any material respect adversely affect or delay the ability of either SCI or the Company to obtain any necessary approvals of any governmental authority required for the consummation of the transactions contemplated by the Merger Agreement;

•	to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement and the Merger;

•	that, subject to certain exceptions, the board of directors of the Company will recommend approval of the Merger Agreement by its shareholders; and

•
not to, subject to certain exceptions, (a) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, alternative business combination transactions, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any nonpublic information in connection with, or for the purpose of encouraging or facilitating, an alternative business combination transaction or (c) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle with respect to an alternative business combination transaction.

In the Merger Agreement, SCI and the Company have committed to use their respective reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to consummation of the Merger to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, (ii) obtain promptly all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, (iii) defend any action by a governmental authority or third party challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement and (iv) obtain all material consents, approvals or waivers from third parties necessary to consummate the Merger.

SCI agrees to use its reasonable best efforts to obtain the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), including but not limited to: (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or SCI or their respective subsidiaries; (ii) terminating, entering into or modifying existing relationships, contractual rights or obligations of the Company or SCI or their respective subsidiaries; (iii) terminating any joint venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of the Company or SCI or their respective subsidiaries or (v) effectuating any other change or restructuring of the Company or SCI or their respective subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any governmental authority in connection with any of the foregoing) (each a “Divestiture Action”) in an effort to ensure that no governmental authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger.  However, neither SCI nor any of its affiliates will be required to agree to any Divestiture Actions which would collectively result in a loss of EBITDA generated by SCI or the Company, or any of their respective subsidiaries, in excess of $60 million in EBITDA (as defined in the Merger Agreement).  Certain divestitures required under state law will not be included in calculating such loss of EBITDA.

The obligation of each party to consummate the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the shareholders of the Company, (ii) the absence of laws or orders making the Merger illegal or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, (iii) expiration or termination of any applicable waiting period under the HSR Act and any agreement with a governmental authority not to consummate the transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (v) performance in all material respects by the other party of its agreements and covenants under the Merger Agreement.  The obligation of SCI and Merger Sub to consummate the Merger is also conditioned on there having occurred no material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole.

The Merger Agreement contains certain termination rights for both SCI and the Company, including (i) the right to terminate if the Effective Time has not occurred on or before the Outside Date, provided that either party may extend such date by 60 days if the conditions related to antitrust approvals have not yet been satisfied, so long as the other conditions to consummation of the transactions contemplated by the Merger Agreement have been satisfied; (ii) the right of the Company to terminate the Merger Agreement to enter into a “Superior Proposal Agreement” (as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including paying SCI a termination fee of $27.5 million; and (iii) the right of the Company to terminate the Merger Agreement if (A) all the conditions to consummation of the Merger applicable to SCI and Merger Sub have been satisfied or waived, (B) the Company provides written notice to SCI and Merger Sub that it is ready, willing and able to consummate the Merger and (C) SCI and Merger Sub fail to consummate the Merger within 10 business days or, in the event that the necessary funds to consummate the Merger are not available, 30 business days of delivery of such notice.

The Merger Agreement provides that upon termination of the Merger Agreement under certain specified circumstances, including the failure of the Company’s board of directors to support the Merger or the failure of the shareholders of the Company to approve the Merger Agreement following a public announcement of a competing transaction and the entry into by the Company of any definitive agreement providing for such competing transaction within 12 months following the termination of the Merger Agreement, the Company will be required to pay SCI a termination fee of $27.5 million.  In the event the Merger Agreement is terminated due to the failure of the shareholders of the Company to approve the Merger Agreement, the Company must reimburse SCI up to $10 million for its expenses (unless the termination fee is payable in accordance with the preceding sentence).

The Merger Agreement provides that, under certain circumstances, SCI will pay to the Company a termination fee of up to $75 million, of which $50 million will be paid concurrently with such termination, with the additional $25 million to be held in escrow pending final determination with respect to the Company’s pursuit of other legal or equitable rights or remedies.

Such termination fee is to be paid by SCI to the Company if the Merger Agreement is validly terminated due to either (i) the existence of any order by a governmental authority prohibiting the consummation of the Merger, or to the failure to obtain the expiration or termination of applicable waiting periods under the HSR Act and any agreement with a governmental party not to consummate the transactions contemplated by the Merger Agreement, or (ii) if (A) all the conditions to consummation of the Merger applicable to SCI and Merger Sub have been satisfied or waived, (B) the Company provides written notice to SCI and Merger Sub that it is ready, willing and able to consummate the Merger and (C) SCI and Merger Sub fail to consummate the Merger within 10 business days or, in the event that the necessary funds to consummate the Merger are not yet available, 30 business days of delivery of such notice.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about SCI, the Company, or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of SCI, the Company, or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by SCI and the Company.

The Voting Agreement

On May 28, 2013, SCI also entered into a Voting and Support Agreement (the “Voting Agreement”) with Frank B. Stewart, Jr. (“Founder”), and Paulette D. Stewart, spouse of Founder (together with Founder, the “Shareholders”, and each, a “Shareholder”), with respect to the transactions contemplated by the Merger Agreement.

The Voting Agreement requires Founder to vote that number of shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned and/or held of record by Founder that, taken together, represents 29.99% of the combined voting power of all of the outstanding voting securities of the Company (the “Covered Shares”) (i) in favor of the Merger, the approval of the Merger Agreement and any other transaction contemplated by the Merger Agreement or the Voting Agreement, (ii) against any proposal that would, or could reasonably be expected to, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement and (iii) against alternative business combination transactions, in each case, at any meeting of the Company’s shareholders at which such matters are to be voted upon.  The Voting Agreement prohibits Founder from transferring any of the Covered Shares, with certain exceptions, or converting any shares of Class B Common Stock into shares of Class A Common Stock.

The Voting Agreement also generally prohibits the Shareholders from:

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soliciting, initiating or knowingly facilitating or knowingly encouraging any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative business combination transaction;

•
engaging in, continuing or otherwise participating in any discussions or negotiations regarding, or furnishing to any other person any nonpublic information in connection with or for the purpose of encouraging or facilitating, an alternative business combination transaction; or

•
approving, recommending or entering into, or proposing to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to an alternative business combination transaction.

The Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) mutual written consent of the parties thereto and (iv) any amendment, modification or waiver of the terms of the Merger Agreement to reduce or change the form of the consideration to be paid to the Shareholders in connection with the Merger, create any additional conditions to the consummation of the Merger or otherwise adversely affect the Shareholders in any material respect, without the prior written consent of the Shareholders.

The foregoing description of the Voting Agreement is not complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

The Commitment Letter

In connection with the Merger Agreement, SCI entered into a commitment letter, dated May 28, 2013 (the “Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMorgan”) and J.P. Morgan Securities LLC (“JPMCB”).  Pursuant to the Commitment Letter, JPMCB has committed to providing the entire principal amount of and will act as initial lender and lead arranger (along with such other initial lenders or joint lead arrangers as may be appointed by SCI pursuant to the Commitment Letter) with respect to (i) a $600.0 million senior term loan facility (the “Term Loan Facility”), (ii) a $500 million replacement revolving facility to be provided in the event that proposed amendments to SCI’s existing revolving credit facility cannot be obtained (the “Replacement Revolving Facility”) and (iii) a $725.0 million senior unsecured bridge facility (the “Bridge Facility”, and together with the Term Loan Facility and the Replacement Revolving Facility the “Facilities”), each subject to the terms and conditions set forth in the Commitment Letter.

Proceeds from the Facilities, including the Bridge Facility, to the extent funded, and the Replacement Revolving Facility, to the extent replacing SCI’s existing revolving credit facility, will be used for the purpose of repaying certain existing indebtedness of the Company, repurchasing, if necessary, certain senior notes and convertible notes of the Company, and financing all or a portion of the cash consideration and transaction expenses payable by SCI pursuant to the Merger Agreement.

The funding of the Facilities is contingent on the satisfaction of certain conditions set forth in the Commitment Letter, including execution and delivery of appropriate final documentation for the Facilities and consummation of the Merger.

Item 8.01 Other Events

On May 29, 2013, SCI provided supplemental information regarding the transactions contemplated by the Merger Agreement in a presentation to analysts and investors.  A copy of the presentation is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

* * * * *

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Readers are cautioned that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving SCI and the Company, including future financial and operating results, the combined company’s plans, objectives, synergies, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of the Company’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in SCI’s filings with the SEC, which are available at www.sci-corp.com.  SCI disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information for Stockholders

In connection with the proposed transaction, the Company intends to file a definitive proxy statement and other relevant materials with the SEC.  Before making any voting decision with respect to the proposed transaction, shareholders of the Company are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction.  The proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from the Company’s website at www.stei.com.  Such documents are not currently available.

Participants in the Solicitation

SCI and its directors and executive officers, and the Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company common stock in respect of the proposed transaction.  Information about the directors and executive officers of SCI is set forth in its proxy statement for SCI’s 2013 annual meeting of shareholders, which was filed with the SEC on March 28, 2013. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2013 annual meeting of shareholders, which was filed with the SEC on February 22, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction (once available).

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, by and among Service Corporation International, Rio Acquisition Corp. and Stewart Enterprises, Inc.

10.1	Voting and Support Agreement, dated as of May 28, 2013, among Service Corporation International, Frank B. Stewart, Jr., and Paulette D. Stewart.

99.1	Investor Presentation, dated May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2013	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President
General Counsel and Secretary